Exhibit 99.1

CDTi Executes Strategy to Focus Business through Sale of Standard Exhaust and Specialty Parts Asset

Provides Update on Third Quarter 2014 Revenue Expectations

Announces Conference Call Details for its Third Quarter 2014 Financial Results

Oxnard, California – October 21, 2014 -- Clean Diesel Technologies, Inc. (Nasdaq: CDTI) (“CDTi” or “the Company”), a leader in advanced emission control solutions, sold substantially all of the assets of its Reno, Nevada-based standard exhaust and specialty parts business on October 20, 2014 for approximately $1.3 million in cash, subject to certain working capital adjustments.

“We continue to execute against our strategic priorities to develop innovative technologies for the emission control catalyst market,” said Chris Harris, CDTi President and Chief Executive Officer. “Our Reno operations had no relationship to our core catalyst products or technologies. This sale supports our goal of driving toward profitability through cost reduction and margin expansion initiatives. In fact, the sale of this non-core business aligns perfectly with our objective to focus the business, prioritize resources and control expenses. We are increasing our ability to fund key investments to broaden our substantial and growing intellectual property portfolio and to bring to market new products such as DuraFit™, which targets growth opportunities within the multi-million dollar heavy duty diesel replacement market.”

Business Strategy Update

DuraFit, which addresses the growing diesel particulate filter (DPF) replacement market, has experienced considerable interest since its soft launch in June 2014 and the official launch in August 2014, and the Company expects growing demand for this product. Designed and manufactured in North America, DuraFit DPFs are cost-effective, exact-fit alternatives to OEM replacements; they meet or exceed OEM emission requirements, and are fully supported by CDTi's nationwide distributor network and field application specialists.

In addition to DuraFit, the Company anticipates demand for retrofit products will be stronger in the fourth quarter ending December 31, 2014, but that demand will tail off in succeeding quarters. In response to the slowdown in its retrofit business, the Company has streamlined its staffing to better align its cost structure with the anticipated softening demand. Combined with measures taken earlier in the quarter, which included consolidation of various staff positions and relocating its corporate office with existing operations in Oxnard, California, these actions will result in an estimated annual reduction in manufacturing and operating expense of approximately $1.2 million.

CDTi acquired the exhaust and specialty parts asset through its business combination with Catalytic Solutions, Inc. in October 2010. Its customers include leading OEMs and distributors. This asset operated as part of CDTi’s Heavy Duty Diesel Systems Division. For the nine months ended September 30, 2014, the exhaust and specialty parts business contributed revenue of approximately $2.8 million and less than $0.2 million of operating profit. The sale was made to an affiliate of NCE Capital, an investment firm which operates Shuttleworth Exhaust Systems.

Preliminary Financial Results for Continuing Operations for the Third Quarter of 2014

CDTi’s revenue from continuing operations in the third quarter ended September 30, 2014 was $9.3 million compared to $13.3 million for the prior year quarter. Including discontinued operations, revenue was $10.3 million and $14.2 million, respectively. The lower revenue was largely due to a sharp downturn in retrofit demand at a time when DuraFit sales had not yet begun to ramp. As a result, the Company expects to report a third quarter operating loss from continuing operations of between $2.0 million and $2.5 million, including $0.8 million related to severance and charges.

The standard exhaust and specialty parts business will be classified as assets held for sale and discontinued operations in CDTi’s financial statements.

Third Quarter 2014 Financial Results Conference Call Details

CDTi will report its third quarter financial results on November 7, 2014. CDTi will subsequently host a conference call and simultaneous webcast over the Internet beginning at 8:00 a.m. Pacific Time on November 7, 2014 to discuss its financial results and its business outlook. This conference call will contain forward-looking information. To participate in the conference call, dial +1 877 303 9240 and use confirmation code 23263233. International participants should dial +1 760 666 3571 and use the same confirmation code. The conference call will be webcast live on CDTi's website at www.cdti.com under the "Investor Relations" section. To listen to the live webcast, participants should visit the site at least 15 minutes prior to the conference to download any required streaming media software. An archived recording of the conference call will be available on the CDTi website for 30 days and a full transcript for one year.

About CDTi

CDTi is a vertically integrated global manufacturer and distributor of emission control systems and products, focused on the heavy duty diesel and light duty vehicle markets. CDTi utilizes its proprietary patented Mixed Phase Catalyst (MPC®) technology and other related technologies to provide high-value sustainable solutions to reduce emissions, increase energy efficiency and lower the carbon intensity of on- and off-road combustion engine systems. CDTi is headquartered in Oxnard, California and currently has operations in the U.S., the U.K., Canada, France, Japan and Sweden. For more information, please visit www.cdti.com.

About NCE Capital and Shuttleworth Exhaust Systems

Established in 2008, NCE Capital is a family owned investment firm focused on the acquisition and management of small and mid-sized operating businesses with interests in manufacturing, retailing and real-estate in Canada and the U.S. including Shuttleworth Exhaust Systems. Shuttleworth has been a leader in the Heavy Duty Exhaust after-market for nearly 60 years, serving customers across North America and internationally from its facilities in London, Ontario Canada. Please visit www.shuttleworthexhaust.com for more information.

Forward-Looking Statements

Certain information contained in this press release constitutes forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. Any statements contained herein that are not statements of historical fact should be considered forward-looking statements. You can identify these forward-looking statements by the use of the words “believes”, “expects”, “anticipates”, “plans”, “may”, “will”, “would”, “intends”, “estimates”, and other similar expressions, whether in the negative or affirmative. Forward-looking statements are based on a series of expectations, assumptions, estimates and projections which involve substantial uncertainty and risk. In this document, the Company includes forward looking statements regarding, among others, execution of strategic priorities, achievement of profitability, commitments to ongoing cost reduction and margin expansion initiatives, the focus of CDTi’s business prioritization and control of expenses, CDTi’s ability to make key investments, growth opportunities, growth in the DPF replacement market, demand for DuraFit and CDTi’s products, annual reduction in manufacturing and operating expenses, and expected financial and operating results for the third quarter of 2014. In general, actual results may differ materially from those indicated by such forward-looking statements as a result of risks and uncertainties, including, but not limited, to (a) that CDTI may not be able to (i) reduce operating costs or increase sales; (ii) realize the benefits of investments; (iii) establish an ongoing source of revenue sufficient to cover operating costs and recurring losses from operations; (iv) maintain adequate internal control over financial reporting; (v) obtain sufficient funding to implement its growth plans or maintain its operations; (iv) experience growth due to changes in, lack of enforcement of or funding for emissions programs, regulations or standards; (vii)  be successful in realigning its strategic path or executing its strategic priorities; (viii) commercialize its technology due to agreements with third parties or protect its intellectual property; (ix) obtain verifications, approvals or market acceptance of products; (x) attract or retain qualified personnel; or (xi) achieve anticipated results; (b) that CDTi faces competition and constant changes in governmental standards by which its products are evaluated; (c) that CDTi is dependent on a few major customers and its revenues could decline as a result; and (d) other risks and uncertainties discussed or referenced in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K. In addition, any forward-looking statements represent the Company’s estimates only as of the date such statements are and should not be relied upon as representing the Company’s estimates as of any subsequent date. The Company specifically disclaims any obligation to update forward-looking statements. All forward-looking statements in this press release are qualified in their entirety by this cautionary statement.

Contact Information:

Allen & Caron, Inc.
Rudy Barrio (investors)
r.barrio@allencaron.com

(212) 691-8087

Len Hall (media)
len@allencaron.com

(949) 474-4300

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